Exhibit 99.1

Boeing Statement Regarding 737 MAX Production

•	Boeing suspends 737 MAX production starting in January due to certification moving into 2020

•	Reduced production output enables prioritization of stored aircraft delivery

•	No layoffs or furlough expected at this time

CHICAGO, December 16, 2019- Safely returning the 737 MAX to service is our top priority. We know that the process of approving the 737 MAX’s return to service, and of determining appropriate training requirements, must be extraordinarily thorough and robust, to ensure that our regulators, customers, and the flying public have confidence in the 737 MAX updates. As we have previously said, the FAA and global regulatory authorities determine the timeline for certification and return to service. We remain fully committed to supporting this process. It is our duty to ensure that every requirement is fulfilled, and every question from our regulators answered.

Throughout the grounding of the 737 MAX, Boeing has continued to build new airplanes and there are now approximately 400 airplanes in storage. We have previously stated that we would continually evaluate our production plans should the MAX grounding continue longer than we expected. As a result of this ongoing evaluation, we have decided to prioritize the delivery of stored aircraft and temporarily suspend production on the 737 program beginning next month.

We believe this decision is least disruptive to maintaining long-term production system and supply chain health. This decision is driven by a number of factors, including the extension of certification into 2020, the uncertainty about the timing and conditions of return to service and global training approvals, and the importance of ensuring that we can prioritize the delivery of stored aircraft. We will continue to assess our progress towards return to service milestones and make determinations about resuming production and deliveries accordingly.

During this time, it is our plan that affected employees will continue 737-related work, or be temporarily assigned to other teams in Puget Sound. As we have throughout the 737 MAX grounding, we will keep our customers, employees, and supply chain top of mind as we continue to assess appropriate actions. This will include efforts to sustain the gains in production system and supply chain quality and health made over the last many months.

We will provide financial information regarding the production suspension in connection with our 4Q19 earnings release in late January.

Caution Concerning Forward-Looking Statements

Certain statements in this release may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including the timing and conditions surrounding the return to service of the 737 MAX fleet, economic conditions in the United States and globally, general market and industry conditions as they may impact us or our customers, and our reliance on our commercial customers, our U.S. government customers and our suppliers, as well as the other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
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